UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 28, 2006
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

000-20989 (Commission File No.)	41-1719250 (IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address of principal executive offices)
952-426-6140
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
Effective for the quarter ending September 30, 2006, our Board of Directors has adopted a new cash and equity compensation plan for our independent Board members.
The cash compensation plan provides for the following:
A.	$2,500 per quarter as a Board Meeting Retainer
B.	$1,500 per quarter additional Retainer for the Board Chair
C.	$750 per quarter additional Retainer for the Chair of the Audit Committee
D.	$500 per quarter additional Retainer for the Chair of the Compensation Committee
E.	$1,000 fee for each in-person Board meeting held
F.	$500 fee for each Committee Meeting held
G.	$500 fee for each telephonic Board or Compensation Committee meeting held
The equity compensation plan, in the form of stock options, provides for the following:
A.	A grant of 45,000 shares upon the initial appointment (“Initial Grant”) to the Board of Directors, vesting one-third on the grant date, one-third on the first anniversary of the grant, and one-third on the second anniversary of the grant.
B.	An annual grant of 15,000 fully-vested shares given to each independent director in conjunction with our Annual Shareholders meeting. This annual grant does not begin for newly appointed independent directors until one year after the Initial Grant has become fully vested.
The Company intends to issue all shares under the above arrangements pursuant to our shareholder-approved 2006 Stock & Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: August 28, 2006

UROPLASTY, INC.
By:	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer